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
Pricing Supplememt No. 55 Dated January 26, 2001    Filed Pursuant to: Rule 424(b)(3)
(To Prospectus dated April 1, 1999 and              File No.: 333-72791
Prospectus Supplement dated April 1, 1999)
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                             BANK ONE CORPORATION
                          MEDIUM-TERM NOTES, SERIES B

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
Date of Issue: January 30, 2001   [ ] Fixed Rate       [ ] Commercial Paper Rate Note     [ ] LIBOR Reuters
               -----------------  [X] Senior           [ ] Federal Funds Rate Note        [X] LIBOR Telerate
Maturity Date: January 30, 2003   [ ] Subordinated     [ ] CD Rate Note                   [ ] Prime Rate Note
               -----------------  [ ] CMT Rate Note    [ ] LIBOR Note                     [ ] Treasury Rate Note
                                                                                          [ ] Other
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CUSIP: 06422NFB7
       -------------------

Principal Amount: $50,000,000.00
                  -------------------------

Issue Price (As a Percentage of Principal Amount): 100%
                                                   ------------------

Interest Rate/Initial Interest Rate: Not Available
                                     ------------------------

Interest Payment Dates: 30th of January, April, July, and October
                        -------------------------------------------------------

Interest Reset Dates: 30th of January, April, July, and October
                      -------------------------------------------------------

Index Maturity: 90 Days
                -----------------

Designated CMT Maturity Index:
                               -------------------------------

Designated CMT Telerate Page:
                              -------------------------------

Spread: +25 Basis Points
        --------------------------

Spread Multiplier: None
                   --------------

Minimum Interest Rate: None
                       --------------

Maximum Interest Rate: None
                       --------------

Interest Payment Period: January 30, 2001 to April 30, 2001 and monthly
                         ----------------------------------------------------
                         thereafter, up to but excluding the interest payment
                         ----------------------------------------------------
                         date
                         ----

Interest Rate Reset Period: January 30, 2001 to April 30, 2001 and monthly
                            ----------------------------------------------------
                            thereafter, up to but excluding the interest
                            ----------------------------------------------------
                            payment date
                            ------------

Redemption Date(s) or Period: None
                              --------------

Optional Repayment Date(s): None
                            --------------

Calculation Agent (If Applicable): Bank One, NA
                                   ----------------------

Additional Terms:
This Pricing Supplement may be used by Banc One Capital Markets, Inc. ("BOCM"), a wholly owned subsidiary of the issuer, in connection with offer and sales related to secondary market transactions in the Notes. BOCM may act as principal or agent in such transactions. Such sales will be made at prices related to the prevailing market prices at the time of sale.